EXHIBIT 4.29

WARRANT CERTIFICATE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OR OFFERED FOR SALE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. H2013-XXX	________ Warrants

This Warrant Certificate certifies that _____________________________, or their assigns, is the Holder of ____________________________ Warrants (the “Holder Warrants”) to purchase initially, at any time after the date hereof until 5:00 p.m. Eastern Time on August 1, 2015, (“Expiration Date”), up to ___________________________ shares of common stock (“Common Stock”), of American Bio Medica Corporation, a New York corporation (the “Company”), at the exercise price of $0.14 per share of Common Stock (“Exercise Price”) upon surrender of this Warrant Certificate and payment of the Exercise Price, subject to any conditions set forth herein. Payment of the Exercise Price shall be in the form of a certified or bank cashier’s check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of Holder Warrants being exercised.

The Holder Warrants may be exercised only to the extent that the Company and the Holder shall have entered into an Agreement to Amend and Extend 15% Convertible Debenture Due August 1, 2013 (the “Debenture Amendment and Extension”). No Holder Warrant may be exercised after 5:00 p.m., Eastern Time, on the Expiration Date, at which time all Holder Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

The Holder Warrants evidenced by this Warrant Certificate are issued pursuant to a Debenture Amendment and Extension, which is hereby incorporated by reference in and made a part of this instrument.

Upon due presentment for registration of transfer of this Warrant Certificate and executed form of assignment as attached hereto at the office of the Company set forth below the signature line, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Holder Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

Upon the exercise of less than all of the Holder Warrants evidenced by this Warrant Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such unexercised Holder Warrants.

The Company may deem and treat the Holder(s) hereof as reflected on the records of the Company as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the Holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of October 7, 2013

American Bio Medica Corporation

122 Smith Road

Kinderhook, New York 12106

/S/ Melissa A. Waterhouse
BY: Melissa A. Waterhouse
ITS: EVP, CCO, SEC	CORPORATE SEAL

ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ___________ Shares of Common Stock.

In accordance with the terms of the Agreement to Amend and Extend 15% Convertible Debenture Due August 1, 2013 dated as of October 7,2013, between American Bio Medica Corporation and ______________________________________the undersigned requests that a certificate for such Common Stock be registered in the name of _________________________________________________________________________, whose address is ________________________________________________________________________________________ and that such Certificate be delivered to _______________________________________________ whose address is _______________________________________________________.

Dated: _________________, 20____

Signature:

BY:

ITS:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

(Insert Social Security or Other Identifying Number of Holder)

Election to Purchase

ASSIGNMENT

(To be executed by the Holder if such Holder to transfer the Warrant Certificate.)

FOR VALUE RECEIVED

_________________________________________________________ hereby sells, assigns and transfers unto

___________

(Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby authorize the transfer of the within Warrant Certificate on the books of American Bio Medica Corporation, with full power of substitution.

Dated:

Signature:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

(Insert Social Security or Other Identifying Number of Holder)